Exhibit 99.1

Contact:

Brad Belhouse – Investors

Gary Thompson – Media

Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
(702) 407-6367	(702) 407-6529

Release #HET 06-0447

Harrah’s Entertainment Announces Offering of 5.50% Senior Six-Year Notes

LAS VEGAS, June 22, 2004 – Harrah’s Operating Company, Inc., a wholly owned subsidiary of Harrah’s Entertainment, Inc. (NYSE:HET), said it plans to raise approximately $750 million through the sale of unsecured 5.50% Senior Notes, due July 2010, in a private-placement transaction.

The Senior Notes will be guaranteed by Harrah’s Entertainment, Inc. Net proceeds from the offering will be used to retire or otherwise reduce outstanding debt and for general corporate purposes.

The securities to be offered have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any security.

Founded 67 years ago, Harrah’s Entertainment, Inc. owns or manages through various subsidiaries 25 casinos in the United States, primarily under the Harrah’s brand name. Harrah’s Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available on the company’s Web site, www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

•	the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular;

•	construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;
•	the effects of environmental and structural building conditions relating to the company’s properties;
•	our ability to timely and cost effectively integrate into our operations the companies that we acquire;
•	access to available and feasible financing;
•	changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;
•	litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;
•	ability of our customer-tracking, customer-loyalty and yield-management programs to continue to increase customer loyalty and same-store sales;
•	our ability to recoup costs of capital investments through higher revenues;
•	acts of war or terrorist incidents;
•	abnormal gaming holds, and
•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.